                                                                    EXHIBIT 99.1

[THE HOME DEPOT LOGO]


            THE HOME DEPOT REPORTS RECORD EARNINGS OF $1.3 BILLION;
                        POSITIVE 2.2% SAME STORE SALES;
                      12% INCREASE IN DILUTED EPS TO $0.56

Atlanta, Georgia, August 19, 2003 - The Home Depot, the world's largest home improvement retailer, today reported record second quarter net earnings of $1.3 billion ($0.56 per diluted share) for fiscal 2003, compared with net earnings of $1.2 billion ($0.50 per diluted share) in the second quarter of fiscal 2002. Sales for the period increased 10.5 percent to $18.0 billion and comparable store sales increased 2.2 percent.

"The Home Depot's transformation continues to gain traction. We are proud of our associates and the ownership they are taking at the store level as they delivered solid, sequential improvements in our business," said Bob Nardelli, Chairman, President & CEO. "Our customers are responding to our store reinvestment strategy, which is delivering better, cleaner, brighter stores and more new and innovative products."

"In the second quarter we had 350 million customer transactions. The majority of our selling departments posted positive comparable sales, and we reported the highest second quarter average ticket in our company's history. Our financial results in the second quarter are proof positive that our transformation is working."

"Our financial strength remains unsurpassed in our industry, as we completed the quarter with $5.3 billion in cash and almost $22 billion in equity. This strength allows us to stay on strategy through continued investment in our stores, our associates, and our commitment to industry-leading customer service," Nardelli said.

The Home Depot reaffirmed its fiscal 2003 guidance for sales growth between 9 and 12 percent and earnings per diluted share growth between 9 and 14 percent.

The Home Depot will conduct a conference call to discuss information included in this news release and related matters at 9 a.m. EDT on Tuesday, August 19. The conference call will be available in its entirety through a webcast at www.homedepot.com, and will be available through replay at www.homedepot.com under the investor relations section through November 19, 2003.

During the second quarter, The Home Depot opened 39 new stores. At the end of the second quarter of fiscal 2003, the company operated a total of 1,607 stores, including 1,428 Home Depot stores in the United States, 96 Home Depot stores in Canada, and 15 Home Depot stores in Mexico. The company also operates 53 EXPO Design Centers, five HD Supply stores, nine HD Landscape Supply stores, and one Home Depot Floor Store. Home Depot stock is publicly traded (NYSE: HD) and is included in the Dow Jones Industrial Average and the Standard & Poor's 500 Index.

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Statements of The Home Depot's expectations for total sales growth and earnings performance in this release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from the company's historical experience and its present expectations. These risks and uncertainties include, but are not limited to, fluctuations in and the overall condition of the U.S. economy, stability of costs and availability of sourcing channels, conditions affecting new store development, the company's ability to implement new technologies and processes, the company's ability to attract, train and retain highly-qualified associates, unanticipated weather conditions, and the impact of competition and regulatory and litigation matters. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made. Additional information regarding these and other risks is contained in the company's periodic filings with the Securities and Exchange Commission.

                                       ###

For further information, contact:
INVESTORS & ANALYSTS                             NEWS MEDIA
Diane Dayhoff                                    Jerry Shields
Vice President of Investor Relations             Sr. Public Relations Manager
770-384-2666                                     770-384-2741
diane_dayhoff@homedepot.com                      jerry_shields@homedepot.com
---------------------------                       ---------------------------


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                              THE HOME DEPOT, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
  FOR THE THREE MONTHS AND SIX MONTHS ENDED AUGUST 3, 2003 AND AUGUST 4, 2002
                                   (UNAUDITED)
       (AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA AND AS OTHERWISE NOTED)


                                                   THREE MONTHS ENDED             SIX MONTHS ENDED
                                                  8-3-03         8-4-02         8-3-03         8-4-02
                                                 --------       --------       --------       --------
NET SALES                                        $ 17,989       $ 16,277       $ 33,093       $ 30,559
COST OF MERCHANDISE SOLD                           12,384         11,331         22,659         21,253
                                                 --------       --------       --------       --------
 GROSS PROFIT                                       5,605          4,946         10,434          9,306

OPERATING EXPENSES:
 Selling and Store Operating                        3,230          2,810          6,325          5,555
 Pre-Opening                                           17             23             32             48
 General and Administrative                           292            236            563            464
                                                 --------       --------       --------       --------
 TOTAL OPERATING EXPENSES                           3,539          3,069          6,920          6,067
                                                 --------       --------       --------       --------
 OPERATING INCOME                                   2,066          1,877          3,514          3,239

INTEREST AND INVESTMENT INCOME                         15             25             27             42
INTEREST EXPENSE                                      (16)            (8)           (34)           (15)
                                                 --------       --------       --------       --------
  INTEREST, NET                                        (1)            17             (7)            27
                                                 --------       --------       --------       --------
EARNINGS BEFORE PROVISION FOR INCOME TAXES          2,065          1,894          3,507          3,266

PROVISION FOR INCOME TAXES                            766            712          1,301          1,228
                                                 --------       --------       --------       --------
 NET EARNINGS                                    $  1,299       $  1,182       $  2,206       $  2,038
                                                 ========       ========       ========       ========


WEIGHTED AVERAGE COMMON SHARES                      2,295          2,354          2,294          2,352

BASIC EARNINGS PER SHARE                         $   0.57       $   0.50       $   0.96       $   0.87

DILUTED WEIGHTED AVERAGE COMMON SHARES              2,302          2,363          2,300          2,364

DILUTED EARNINGS PER SHARE                       $   0.56       $   0.50       $   0.96       $   0.86


SELECTED HIGHLIGHTS                               THREE MONTHS ENDED       SIX MONTHS ENDED
                                                  8-3-03      8-4-02      8-3-03      8-4-02
                                                  ------      ------      ------      ------
Customer Transactions                                350         323         646         606
Average Sale per Transaction                      $50.60      $50.13      $50.92      $50.26
Weighted Avg. Weekly Sales per Store (OOO's)      $  861      $  883      $  805      $  846
Square Footage - End of Period                       173         157         173         157
Capital Expenditures                              $  915      $  634      $1,671      $1,273
Depreciation and Amortization                     $  257      $  225      $  505      $  434



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                              THE HOME DEPOT, INC.
                          CONSOLIDATED BALANCE SHEETS
   FOR THE PERIODS ENDED AUGUST 3, 2003, AUGUST 4, 2002 AND FEBRUARY 2, 2003
                              (AMOUNTS IN MILLIONS)


                                                         Periods Ended
                                            ----------------------------------------
                                               8-3-03        8-4-02         2-2-03
                                            -----------    -----------     ---------
                                            (Unaudited)    (Unaudited)     (Audited)

ASSETS
 Cash and Cash Equivalents                    $ 5,209        $ 5,734        $ 2,188
 Short-Term Investments                            45            191             65
 Receivables, net                               1,379          1,235          1,072
 Merchandise Inventories                        8,621          7,196          8,338
 Other Current Assets                             313            254            254
                                              -------        -------        -------
  Total Current Assets                         15,567         14,610         11,917

 Property and Equipment, net                   18,263         16,128         17,168
 Other Assets                                     782            742            926
                                              -------        -------        -------
                                              $34,612        $31,480        $30,011
                                              =======        =======        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts Payable                             $ 5,875        $ 5,304        $ 4,560
 Accrued Salaries and Related Expenses            873            882            809
 Other Current Liabilities                      3,641          3,129          2,666
                                              -------        -------        -------
  Total Current Liabilities                    10,389          9,315          8,035

 Long-Term Debt                                 1,327          1,309          1,321
 Other Long-Term Liabilities                      963            612            853
                                              -------        -------        -------
  Total Liabilities                            12,679         11,236         10,209

 Total Stockholders' Equity                    21,933         20,244         19,802
                                              -------        -------        -------
                                              $34,612        $31,480        $30,011
                                              =======        =======        =======